UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2012

AMERIGROUP Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 490-6900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of AMERIGROUP Corporation (the “Company”) was held on June 7, 2012. At the Annual Meeting, the Company’s stockholders approved the AMERIGROUP Corporation 2012 Cash Incentive Plan. A description of the 2012 Cash Incentive Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2012, in the section entitled “Proposal 4: Approval of AMERIGROUP Corporation 2012 Cash Incentive Plan,” which is incorporated in this report by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders:

•	Re-elected Thomas E. Capps, Emerson U. Fullwood and William J. McBride as Directors to each serve for a three-year term ending at the 2015 Annual Meeting of Stockholders;

•	Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	On an advisory basis, approved the compensation of the Company’s named executive officers; and

•	Approved the 2012 Cash Incentive Plan.

The final results of voting on each of the matters submitted to a vote of the stockholders during the Annual Meeting are set forth below:

1) Election of Directors

	Total Votes For Each Director	Total Votes Withheld From Each Director	Total Broker Non-Votes
Thomas E. Capps	42,697,304	335,888	2,034,427
Emerson U. Fullwood	42,957,293	75,899	2,034,427
William J. McBride	41,729,541	1,303,651	2,034,427

	For	Against	Abstentions
2) Ratification of KPMG LLP as the Company’s independent registered public accounting firm	43,950,841	1,111,741	5,037

	For	Against	Abstentions	Total Broker Non-Votes
3) Approval of Compensation of the Company’s Named Executive Officers	37,787,481	5,240,376	5,335	2,034,427

	For	Against	Abstentions	Total Broker Non-Votes
4) Approval of the 2012 Cash Incentive Plan	41,660,841	1,366,264	6,087	2,034,427

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

June 11, 2012

By:	/s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Secretary